Exhibit 10.1

THIRD AMENDMENT TO EQUITY RESIDENTIAL 2002 SHARE INCENTIVE PLAN

THIS THIRD AMENDMENT (the “Third Amendment”) to EQUITY RESIDENTIAL 2002 SHARE INCENTIVE PLAN (“Plan”) is executed as of the 25th day of April, 2005.

RECITALS

WHEREAS, the Board of Trustees of Equity Residential (the “Company”) adopted the 2002 Share Incentive Plan (“Plan”) on February 21, 2002, which was approved by the shareholders of the Company at the 2002 annual meeting.

WHEREAS, the Company entered into a First Amendment to the Plan dated as of February 7, 2003.

WHEREAS, the Company entered into a Second Amendment to the Plan dated as of June 10, 2003.

WHEREAS, the Company desires to further amend the Plan pursuant to this Third Amendment, which has been approved by the Board of Trustees.

NOW THEREFORE, the Plan is further amended as follows:

AMENDMENTS

1.                                       Share Awards. Section 5 (a) (iii) (B) and Section 5 (a) (iii) (C) are hereby deleted in their entirety and the following sections are substituted therefor:

(B)                                with respect to a Grantee who is an employee or officer in connection with his or her disability (as defined in Section 5(d)), or retirement at or after the age of 62; or

(C)                                with respect to a Grantee who is a member of the Board (excluding employee trustees) in connection with his or her retirement at or after age 70, the Board’s decision not to renominate him or her for re-election to the Board at any shareholders’ meeting at which Trustees are elected, or the failure to be re-elected to the Board at any such shareholders’ meeting, or the Trustee’s resignation from the Board by reason of either:  (i) a material change in the Trustee’s employment or job responsibilities; or (ii) the Trustee’s disability.

2.                                       Share Options. Section 6 (e) (ii) and Section 6 (e) (iii) are hereby deleted in their entirety and the following are substituted therefor:

(ii)                                  with respect to a Grantee who is an employee or officer in connection with his or her disability (as defined in Section 5(d)), or retirement at or after the age of 62, in which case it shall be exercisable until its Expiration Date; or

(iii)                               with respect to a Grantee who is a member of the Board (excluding employee trustees) in connection with his or her retirement at or after age 70,  the Board’s decision not to renominate him or her for re-election to the Board at any shareholders’ meeting at which Trustees are elected, or the failure to be re-elected to the Board at any such shareholders’ meeting, or the Trustee’s resignation from the Board by reason of either:  (i) a material change in the Trustee’s employment or job responsibilities; or (ii) the Trustee’s disability, in which case it shall be exercisable until its Expiration Date.

3.                                       Plan. After giving effect to this Third Amendment, the Plan remains in full force and effect.